Filed pursuant to Rule 424(b)(5)

Registration No. 333-228322

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 13, 2020

(To prospectus dated November 21, 2018)

              Shares

Common Stock

We are offering          shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus at a price of          $ per share. Our common stock is listed on The Nasdaq Global Market under the symbol “RMNI”. On August 12, 2020, the last reported sale price of our common stock on The Nasdaq Global Market was $5.17 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to purchase up to an additional          shares of common stock from us at the public offering price less the underwriting discount. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

	No Exercise of Option		Full Exercise of Option
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-14 of this prospectus supplement for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about          , 2020.

The date of this prospectus supplement is          , 2020.

Roth Capital Partners

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Forward-Looking Statements

This prospectus supplement includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•	the duration of and economic, operational and financial impacts on our business of the COVID-19 pandemic, as well as the actions taken by us, governmental authorities, clients or others in response to the COVID-19 pandemic;

•	the evolution of the enterprise software management and support landscape facing our clients and prospects;

•	our ability to educate the market regarding the advantages of our enterprise software management and support services and products;

•	estimates of our total addressable market and backlog, or the estimated value of our total unperformed subscribed work;

i

•	projections of client savings;

•	the occurrence of catastrophic events that may disrupt our business or that of our current and prospective clients;

•	our ability to maintain an adequate rate of revenue growth;

•	our expectations about future financial, operating and cash flow results;

•	the sufficiency of future cash and cash equivalents to meet our liquidity requirements;

•	our business plan and our ability to effectively manage our growth and associated investments;

•	beliefs and objectives for future operations;

•	our ability to expand our leadership position in independent enterprise software support and sell our new application managed services;

•	our ability to attract and retain clients;

•	our ability to further penetrate our existing client base;

•	our ability to maintain our competitive technological advantages against new entrants in our industry;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to innovate new products and bring them to market in a timely manner, including our recently announced application management services offerings;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments and retirement of certain software releases by software vendors;

•	our ability to develop strategic partnerships;

•	benefits associated with the use of our services;

•	our ability to expand internationally;

•	our ability to raise equity or debt financing in the future;

•	the effects of increased competition in our market and our ability to compete effectively;

•	our intentions with respect to our pricing model;

•	cost of revenues, including changes in costs associated with production, manufacturing, and client support;

•	operating expenses, including changes in sales and marketing, and general administrative expenses;

•	anticipated income tax rates;

•	our ability to maintain our good standing with the United States and international governments and secure new contracts;

ii

•	costs associated with defending intellectual property infringement and other claims, such as those claims discussed under the section titled “Business—Legal Proceedings” in our 2019 Annual Report on Form 10-K, as filed with the SEC on March 16, 2020 (the “2019 Form 10-K”);

•	our expectations with respect to such litigation;

•	our expectations concerning relationships with third parties, including channel partners and logistics providers;

•	economic and industry trends or trend analysis;

•	the attraction and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;

•	uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmarks;

•	the effects of seasonal trends on our results of operations; and

•	other risks and uncertainties, including those set forth under the caption “Risk Factors” herein.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those referred to under the caption “Risk Factors” herein and the risk factors incorporated by reference. Moreover, we operate in very competitive and rapidly changing markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this prospectus supplement are made as of the date hereof, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this prospectus supplement. You should read this prospectus supplement and the documents that we incorporate by reference in this prospectus supplement and have filed with the SEC as exhibits with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

iii

PROSPECTUS SUPPLEMENT

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement. For a more complete understanding of Rimini Street, Inc. and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6. Unless we specify otherwise, all references in this prospectus to “we,” “our,” “us” and “our company” refer to Rimini Street, Inc. Unless otherwise indicated, this prospectus supplement does not reflect the exercise of the underwriters' option to purchase additional shares.

Company Overview

Rimini Street, Inc. is a global provider of enterprise software support products and services, and the leading independent software support provider for Oracle and SAP products, based on both the number of active clients supported and recognition by industry analyst firms. We founded our company to disrupt and redefine the enterprise software support market by developing and delivering innovative new products and services that fill a then unmet need in the market. We believe we have achieved our leadership position in independent enterprise software support by recruiting and hiring experienced, skilled and proven staff; delivering outcomes-based, value-driven and award-winning enterprise software support products and services; seeking to provide an exceptional client-service, satisfaction and success experience; enabling clients to follow a business-driven roadmap aligned with their business objectives that better supports competitive advantage and growth; and continuously innovating our unique products and services by leveraging our proprietary knowledge, tools, technology and processes.

In November 2019, we announced the global availability of our Application Management Services (“AMS”) for Oracle, which includes coverage for Oracle Database, Middleware and a wide range of Oracle applications including E-Business Suite, JD Edwards, PeopleSoft and Siebel. In addition to leveraging our support services for Oracle that replaces expensive and less robust software vendor annual support with a more responsive and comprehensive support offering, our clients can now have us manage their Oracle systems day-to-day with an integrated application management and support service provided by a single trusted vendor. As an integrated service, we believe we can provide clients a better model, better people, and better outcomes with higher satisfaction and significant savings of time, labor and money. The AMS for Oracle includes system administration, operational support, health monitoring and enhancement support.

In August 2019, we announced plans to globally offer AMS for SAP enterprise software, expanding the scope of support services we will offer clients globally. This AMS service is in addition to our traditional enterprise Support Services. We are already providing this new SAP AMS service to clients in North America and South America. The service includes system administration and SAP Basis support, system health monitoring with proactive analysis, preventative system recommendations and event detection, and enhancement support for complex SAP software landscapes.

In 2018, we announced plans to support Software as a Service (“SaaS”) solutions beginning with Salesforce products. As a partner of Salesforce, we provide our award-winning service and support for custom code, release updates and application integrations in addition to ongoing administrative, configuration and enhancement of Salesforce’s industry leading cloud solutions.

S-1

Enterprise software support products and services is one of the largest categories of overall global information technology (“IT”) spending. We believe core enterprise resource planning (“ERP”), client relationship management (“CRM”), product lifecycle management (“PLM”), and technology software platforms have become increasingly important in the operation of mission-critical business processes over the last 30 years, and also that the costs associated with failure, downtime, security exposure and maintaining the tax, legal and regulatory compliance of these core software systems have also increased. As a result, we believe that licensees often view software support as a mandatory cost of doing business, resulting in recurring and highly profitable revenue streams for enterprise software vendors. For example, for fiscal year 2019, SAP reported that support revenue represented approximately 42% of its total revenue. For fiscal year 2020, Oracle reported a margin of 85% for cloud services and license support.

We believe that software vendor support is an increasingly costly model that has not evolved to offer licensees the responsiveness, quality, breadth of capabilities or value needed to meet the needs of licensees. Organizations are under increasing pressure to reduce their IT costs while also delivering improved business performance through the adoption and integration of emerging technologies, such as mobile, virtualization, internet of things (“IoT”) and cloud computing. Today, however, the majority of IT budget is spent operating, maintaining and supporting existing infrastructure and systems. As a result, we believe organizations are increasingly seeking ways to redirect budgets from maintenance to new technology investments that provide greater strategic value. We estimate that the total addressable market for on-premise maintenance opportunities is approximately $88 billion, and the total addressable market for AMS and supplemental cloud premium maintenance is approximately $82 billion. Our software management and support products and services help clients achieve these objectives by reducing the total cost of support. We believe that clients can save up to 90% in total maintenance costs over time by replacing vendors with our company

As of June 30, 2020, we employed over 1,340 professionals and supported over 2,150 active clients globally, including 74 Fortune 500 companies and 18 Fortune Global 100 companies across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity. We market and sell our services globally, primarily through our direct sales force, and currently have wholly-owned subsidiaries in Australia, Brazil, UAE (Dubai), France, Germany, Hong Kong, India, Israel, Japan, Korea, Malaysia, Mexico, Netherlands, New Zealand, Poland, Singapore, Sweden, Taiwan, the United Kingdom and the United States. We believe our primary competitors are the enterprise software vendors whose products we service and support, including IBM, Microsoft, Oracle and SAP.

Our subscription-based revenue provides a strong foundation for, and visibility into, future period results. For the three months ended June 30, 2020 and 2019, we generated revenue of $78.4 million and $69.9 million, respectively, representing an increase of 12%. For the trailing 12 months ended June 30, 2020, our revenue retention rate was 92%, and our subscription and recurring revenue was approximately 100%.We have a history of losses, and as of June 30, 2020, we had an accumulated deficit of $308.6 million. For the three months ended June 30, 2020, we had a net income of $3.5 million. Approximately 60% and 66% of our revenue was generated in the United States for the three months ended June 30, 2020 and 2019, respectively. We estimate that our backlog, or the value of our total unperformed subscribed work, was approximately $464 million as of June 30, 2020.

Since our inception, we have financed our operations through cash collected from clients and net proceeds from equity financings and borrowings. As of June 30, 2020, we had no outstanding contractual debt obligations.

Corporate Information

Rimni Street, Inc. (“RSI”) was originally incorporated in the State of Nevada in September 2005. In May 2017, RSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GP Investments Acquisition Corp. (“GPIA”), a publicly-held special purpose acquisition company incorporated in the Cayman Islands and formed for the purpose of effecting a business combination with one or more businesses. Substantially all of GPIA’s assets consisted of cash and cash equivalents. The Merger Agreement was approved by the respective shareholders of RSI and GPIA in October 2017, and closing occurred on October 10, 2017, resulting in (i) the merger of a wholly-owned subsidiary of GPIA with and into RSI, with RSI as the surviving corporation (the “First Merger”), after which (ii) RSI merged with and into GPIA, with GPIA as the surviving corporation (the “Second Merger”, and collectively with the First Merger, the “Mergers”). Prior to consummation of the Mergers, GPIA domesticated as a Delaware corporation (the “Delaware Domestication”). Immediately after the Delaware Domestication and the consummation of the Second Merger, GPIA was renamed “Rimini Street, Inc.”

S-2

Our principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

Rimini Street, and the Rimini Street logo are our trademarks. This prospectus supplement and the documents incorporated by reference into this prospectus supplement may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

S-3

The Offering

Common stock offered	shares ( shares if the underwriters exercise their option to purchase additional shares in full)

Common stock to be outstanding after this offering	shares ( shares if the underwriters exercise their option to purchase additional shares in full) (1)

Public offering price	$ per share

Option to purchase additional shares:	We have granted the underwriters a 30-day option to purchase up to an additional shares of our common stock.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9.

Risk factors	See the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Global Market symbol	“RMNI”

Lock-up agreements	We, our directors and executive officers and certain of our stockholders namely, GPIAC, LLC and affiliates and Adams Street Partners LLC (“GPIAC”) and certain Adams Street Partners fund entities (“ASP”)) have agreed with the underwriters that, without the prior written consent of Roth Capital Partners, LLC, subject to certain exceptions, we, our directors and executive officers and GPIAC and ASP will not, for a period of 90 days, in either case, following the date of this prospectus supplement, directly or indirectly offer or sell any of our shares of common stock. See “Underwriting” on page S-14 of this prospectus supplement.

(1) The number of shares of our common stock outstanding is based on an aggregate of 68,530,000 shares of our common stock outstanding as of June 30, 2020 and excludes:

•	8,261,000 shares of common stock issuable upon the exercise of outstanding options as of June 30, 2020, having a weighted average exercise price of $4.74 per share;

•	3,199,000 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2020, having a weighted average grant day fair value of $4.69 per share;

•	18,100,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2020, including warrants to purchase 3,400,000 shares of common stock exercisable at $5.64 per share and warrants to purchase 14,700,000 shares of common stock exercisable at $11.50 per share;

S-4

•	4,684,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2013 Equity Incentive Plan as of June 30, 2020; and

•	5,000,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2018 Employee Stock Purchase Plan as of June 30, 2020.

Also excluded are:

•	713,000 shares of common stock issued between June 30, 2020 and August 10, 2020 upon the exercise of outstanding stock options; and

•	601,000 shares of common stock issued upon the vesting of restricted stock units on August 6, 2020.

S-5

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks discussed below, together with the risks under the heading “Risk Factors” beginning on page 13 under Part I, Item IA of our 2019 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020 (“Q2 Form 10-Q”), as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-6

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. Our net tangible book value as of June 30, 2020 was approximately ($226.5 million), or approximately ($3.31) per share of our common stock. Based on an assumed public offering price of $        per share, the last reported sale price of our common stock on The Nasdaq Global Market on        , and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2020, would have been approximately $       , or approximately $        per share of our common stock. As a result, if you purchase shares of common stock in this offering, you would suffer immediate and substantial dilution of $        per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

S-7

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on investment in our common stock will depend on appreciation in the price of our common stock.

We have not paid any cash dividends on our common stock to date. The payment of any cash dividends on our common stock will be dependent upon our revenue, earnings and financial condition from time to time. The payment of any dividends will be within the discretion of our Board of Directors and, in certain circumstances, would require us to obtain the consent of and to pay a corresponding dividend to holders of our shares of Series A Preferred Stock. It is presently expected that except for the cash dividends we are obligated to pay to the holders of our Series A Preferred Stock, we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board of Directors will declare any dividends on our common stock in the foreseeable future. Our ability to declare dividends on our common stock may also be limited by the terms of financing and other agreements entered into by us or our subsidiaries from time to time. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may seek to engage in transactions in the future in respect of our outstanding preferred stock, warrants or units, the result of which may also trigger some dilution and not achieve an improved capital structure.

Insiders will exercise significant control over our company and will be able to influence corporate matters.

As of June 30, 2020, directors, executive officers, 5% or greater stockholders and their affiliates beneficially owned, in the aggregate, approximately 57.1% of the voting rights of our outstanding capital stock and, upon the closing of this offering, that same group will hold approximately       % of the voting rights of our outstanding capital stock. Therefore, even after this offering, these stockholders will have the ability to influence us through this ownership position. Our stockholders GPIAC and ASP have preemptive rights pursuant to a preemptive rights agreement allowing them to participate, and avoid dilution of their ownership percentage, in connection with our sales of equity securities, subject to certain customary exceptions. For example, these stockholders will be able to exercise significant influence over all matters submitted to our stockholders for approval, including the election of directors and approval of significant corporate transactions, such as a merger or sale of our company or its assets. This concentration of ownership may have the effect of delaying or preventing a third party from acquiring control of our company and could adversely affect the market price of our common stock.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. The holders of our Series A Preferred Stock have rights senior to your rights as a common stockholder. If we obtain further funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely also have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

S-8

Use of Proceeds

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting the underwriting discount and estimated offering expenses payable by us will be $         .

We intend to use the net proceeds from the sale of the shares of common stock for working capital and other general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

S-9

Capitalization

The following table sets forth our consolidated cash and cash equivalents, equity and total capitalization as of June 30, 2020:

•	on an actual basis; and

•	on an adjusted basis to give effect to the sale of shares of our common stock in this offering and the application of the estimated net proceeds as described under “Use of Proceeds.”

You should read the data set forth in the table below in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes and other financial information incorporated by reference in this prospectus supplement.

	At June 30, 2020 (in thousands)
(UNAUDITED)	Actual	As Adjusted (1)
Cash and cash equivalents	$72,672	$
Redeemable Series A Preferred Stock; 180,000 shares authorized, 157,554 shares issued and outstanding. Liquidation preference of $157.6 million net of discount of $20.8 million	136,753
Preferred stock; $0.0001 par value: 99,820,000 shares authorized (excluding 180,000 shares of Series A Preferred Stock); no other series has been designated	—
Common stock $0.0001 par value: 1,000,000,000 shares authorized; 68,530,000 and shares issued and 68,530,000 and shares outstanding actual and pro forma, respectively	7
Additional paid-in capital	83,959
Accumulated other comprehensive loss	(1,840)
Accumulated deficit	(308,640)
Total stockholders’ deficit	(226,514)
Total capitalization	$(363,267)	$

(1)            Assumes no exercise of the underwriters’ option to purchase additional shares.

The number of shares of our common stock outstanding is based on an aggregate of 68,530,000 shares of our common stock outstanding as of June 30, 2020 and excludes:

•	8,261,000 shares of common stock issuable upon the exercise of outstanding options as of June 30, 2020, having a weighted average exercise price of $4.74 per share;

•	3,199,000 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2020, having a weighted average grant day fair value of $4.69 per share;

S-10

•	18,100,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2020, including warrants to purchase 3,400,000 shares of common stock exercisable at $5.64 per share and warrants to purchase 14,700,000 shares of common stock exercisable at $11.50 per share;

•	4,684,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2013 Equity Incentive Plan as of June 30, 2020; and

•	5,000,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2018 Employee Stock Purchase Plan as of June 30, 2020.

Also excluded are:

•	713,000 shares of common stock issued between June 30, 2020 and August 10, 2020 upon the exercise of outstanding stock options; and

•	601,000 shares of common stock issued upon the vesting of restricted stock units on August 6, 2020.

S-11

DILUTION

If you purchase shares of common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of June 30, 2020, we had a historical net tangible book value of ($226.5 million), or approximately ($3.31) per share.

Purchasers participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of securities in this offering at the public offering price of $        per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value per share of our common stock at June 30, 2020 would have been approximately $       , or $       per share. This represents an immediate increase in net tangible book value per share of our common stock of approximately $       per share to existing stockholders and an immediate dilution of approximately $       per share to purchasers in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of June 30, 2020	$
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of June 30, 2020		$
Dilution in net tangible book value per share to new investors in this offering		$

The number of shares of our common stock outstanding is based on an aggregate of 68,530,000 shares of our common stock outstanding as of June 30, 2020 and excludes:

•	8,261,000 shares of common stock issuable upon the exercise of outstanding options as of June 30, 2020, having a weighted average exercise price of $4.74 per share;

•	3,199,000 shares of common stock issuable upon the vesting of restricted stock units as of June 30, 2020, having a weighted average grant day fair value of $4.69 per share;

•	18,100,000 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2020, including warrants to purchase 3,400,000 shares of common stock exercisable at $5.64 per share and warrants to purchase 14,700,000 shares of common stock exercisable at $11.50 per share;

•	4,684,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2013 Equity Incentive Plan as of June 30, 2020; and

•	5,000,000 shares of common stock reserved for future issuance pursuant to the Rimini Street, Inc. 2018 Employee Stock Purchase Plan as of June 30, 2020.

Also excluded are:

•	713,000 shares of common stock issued between June 30, 2020 and August 10, 2020 upon the exercise of outstanding stock options; and

•	601,000 shares of common stock issued upon the vesting of restricted stock units on August 6, 2020.

To the extent that any outstanding options or warrants are exercised, our restricted stock units vest, new options are issued under our stock incentive plan or employee stock purchase plan, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

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The information above assumes that the underwriters do not exercise their option to purchase additional shares of our common stock. If the underwriters exercise their option in full to purchase additional shares of our common stock in this offering at the public offering price of $       per share, the net tangible book value per share after this offering would be $       per share, the immediate increase in the net tangible book value per share to existing stockholders would be $       per share and the immediate dilution to investors participating in this offering would be $       per share.

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UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Roth Capital Partners, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to purchase up to an additional            shares of common stock from us at the public offering price, less the underwriting discount and commissions. The underwriters may exercise this option at any time, and from time to time, in whole or in part, during the 30-day period after the date of this prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “RMNI.”

Discount, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting discount and commissions. The underwriters’ discount and commissions will be           % of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

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We have also agreed to reimburse Roth Capital Partners, LLC at closing for expenses incurred by it in connection with the offering up to a maximum of $150,000.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $     , which includes the fees and expenses for which we have agreed to reimburse the underwriters.

The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Option	With Option	Without Option	With Option
Public offering price	$	$	$	$
Underwriting discount and commissions paid by us	$	$	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale, grant any security interest in, pledge, hypothecate or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to delivery of our common stock or securities convertible into, exchangeable, or exercisable for shares of our common stock (“Securities”)), in cash settlement or otherwise, by us or any of our affiliates (collectively, a “Disposition”); (ii) engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of our common stock or other Securities during the Restricted Period, even if such shares of our common stock or other Securities would be disposed of by a person or entity other than us; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or other Securities, without the prior written consent of Roth Capital Partners, LLC for a period of 90 days following the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of common stock or other Securities upon the exercise of any equity awards issued pursuant to our equity incentive plans currently in effect, or the exercise of warrants or the conversion of convertible securities issued by us that are currently outstanding, (iii) the grant of any equity awards by us to our employees, officers, directors, advisors or consultants pursuant to our equity incentive plans currently in effect and (iv) the filing of a registration statement on Form S-8 with the SEC in respect of any shares of common stock or other Securities issued under our equity incentive plans currently in effect.

In addition, each of our directors, executive officers and certain of our stockholders (namely, GPIAC and ASP) have entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option, warrant or unit or conversion of Series A Preferred Stock), (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock, or (iv) publicly announce an intention to effect any transaction specified in clauses (i), (ii) or (iii) above, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers in clauses (i) and (ii) above are subject to exceptions for (i) transfers (1) as a bona fide gift or gifts, (2) by will or intestate succession upon the death of such person or (3) to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that in each case, the transferee agrees to be bound in writing to these restrictions and any such transfer shall not involve a disposition for value, (ii) the acquisition or exercise of any restricted stock unit or stock option issued pursuant to the our existing stock option plan, (iii) for applicable executive officers, the sale shares of common stock in a sell-to-cover or similar transaction with a value equal to the approximate amount of taxes to be withheld or payable upon vesting and/or settlement of any restricted stock units granted pursuant to our existing equity incentive plan, (iv) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), (v) in the case of a corporation, partnership (whether general, limited or otherwise), or limited liability company, transfers or dispositions of shares of common stock or such other securities to any of its affiliates, or to any affiliated entity, all of the beneficial ownership interests of which are held by such corporation, partnership or limited liability company, in a transaction not involving a disposition for value or to any investment fund or other entity controlled or managed by such corporation, partnership or limited liability company or under its common control, or (vi) in the case of a corporation, partnership (whether general, limited or otherwise), or limited liability company, distributions of shares of common stock or such other securities to partners, members or other stockholders.

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Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position occurs if the underwriters sell more shares than could be covered by their option to purchase additional shares. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

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Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority(“ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

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Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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Legal Matters

The validity of the securities being offered hereby will be passed upon by Baker & McKenzie LLP, Palo Alto, CA. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

Experts

The consolidated financial statements of Rimini Street, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.riministreet.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Incorporation of Certain Information by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 5, 2020;

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•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2020 that are deemed “filed” with the SEC under the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2020, June 5, 2020 and July 24, 2020 (except for information contained therein which is furnished rather than filed); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 15, 2015, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

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PROSPECTUS

$200,000,000

Rimini Street, Inc.

Common Stock
Preferred Stock
Warrants

From time to time, in one or more offerings, we may offer and sell up to $200,000,000 of our (i) common stock, (ii) preferred stock and (iii) warrants, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 16 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RMNI”. On November 6, 2018, the last reported sale price for our common stock as reported on Nasdaq was $6.83 per share. We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 6 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2018.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Rimini Street, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

The Rimini Street design logo and the Rimini Street mark appearing in this prospectus are the property of Rimini Street, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Any accompanying prospectus supplement may add, update or change information contained in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement and any free writing prospectus together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, the accompanying prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find Additional Information” in this prospectus. Unless expressly indicated or the context requires otherwise, the terms “Rimini,” “Rimini Street,” “RMNI,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named GP Investments Acquisition Corp., after giving effect to the business combination, and as renamed Rimini Street, Inc., and where appropriate, our wholly-owned subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•	the evolution of the enterprise software support landscape facing our customers and prospects;

•	our ability to educate the market regarding the advantages of our enterprise software support services and products;

•	estimates of our total addressable market;

•	projections of customer savings;

•	our ability to maintain an adequate rate of revenue growth;

•	our expectations about future financial, operating and cash flow results;

•	our business plan and our ability to effectively manage our growth and associated investments;

•	beliefs and objectives for future operations;

•	our ability to expand our leadership position in independent enterprise software support;

•	our ability to attract and retain customers;

•	our ability to further penetrate our existing customer base;

•	our ability to maintain our competitive technological advantages against others in our industry;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to innovate new products and bring them to market in a timely manner, including our recently announced salesforce.com offerings;

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments;

•	our ability to develop strategic partnerships;

•	benefits associated with the use of our services;

•	our ability to expand internationally;

•	our intent and ability to raise equity or debt financing in the future;

•	the effects of increased competition in our market and our ability to compete effectively;

•	our intentions with respect to our pricing model;

•	cost of revenues, including changes in costs associated with production, manufacturing and customer support;

•	operating expenses, including changes in sales and marketing and general administrative expenses;

•	anticipated income tax rates;

•	sufficiency of cash to meet cash needs for at least the next 12 months, including quarterly cash dividends payable on our 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”);

•	our ability to maintain our good standing with the United States and international governments and capture new contracts;

•	costs associated with defending intellectual property infringement and other litigation-related claims and our governmental inquiry, such as those claims discussed under the section titled “Business—Legal Proceedings” in our 2017 Annual Report on Form 10-K, as filed with the SEC on March 15, 2018, and in Note 7 of our unaudited condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2018;

•	the final amount and timing of any refunds from Oracle related to our litigation;

•	our expectations concerning relationships with third parties, including channel partners and logistics providers;

•	economic and industry trends or trend analysis;

•	the attraction and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;

•	the effects of seasonal trends on our results of operations; and

•	other risks and uncertainties, including those set forth under the caption “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. Moreover, we operate in a very competitive and rapidly changing market. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these and other risks, uncertainties and assumptions, which are described in greater detail under the caption “Risk Factors” herein, in any applicable prospectus supplement and in the documentation that are incorporated herein, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. You should read this prospectus, including the information incorporated by reference, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

ABOUT RIMINI STREET, INC.

OVERVIEW

Rimini Street, Inc. is a global provider of enterprise software support products and services, and the leading independent software support provider for Oracle and SAP products, based on both the number of active clients supported and recognition by industry analyst firms. Recently, we announced plans to support Software as a Service (SaaS) solutions beginning with Salesforce. As a partner of Salesforce, we plan to provide our award-winning service and support for custom code, release updates and application integrations in addition to ongoing administrative, configuration and enhancement of Salesforce’s industry leading cloud solutions.

We founded our company to disrupt and redefine the enterprise software support market by developing and delivering innovative new products and services that fill a then unmet need in the market. We believe we have achieved our leadership position in independent enterprise software support by recruiting and hiring experienced, skilled and proven staff; delivering outcomes-based, value-driven and award-winning enterprise software support products and services; seeking to provide an exceptional client-service, satisfaction and success experience; and continuously innovating our unique products and services by leveraging our proprietary knowledge, tools, technology and processes.

Enterprise software support products and services is one of the largest categories of overall global information technology (“IT”) spending. We believe core enterprise resource planning (“ERP”), customer relationship management (“CRM”), product lifecycle management (“PLM”) and technology software platforms have become increasingly important in the operation of mission-critical business processes over the last 30 years, and also that the costs associated with failure, downtime, security exposure and maintaining the tax, legal and regulatory compliance of these core software systems have also increased. As a result, we believe that licensees often view software support as a mandatory cost of doing business, resulting in recurring and highly profitable revenue streams for enterprise software vendors. For example, for fiscal year 2017, SAP reported that support revenue represented approximately 46% of its total revenue, and for fiscal year 2018 Oracle reported a margin for cloud services and license support of 86%.

We believe that software vendor support is an increasingly costly model that has not evolved to offer licensees the responsiveness, quality, breadth of capabilities or value needed to meet the needs of licensees. Organizations are under increasing pressure to reduce their IT costs while also delivering improved business performance through the adoption and integration of emerging technologies, such as mobile, virtualization, internet of things (“IoT”) and cloud computing. Today, however, the majority of IT budget is spent operating and maintaining existing infrastructure and systems. As a result, we believe organizations are increasingly seeking ways to redirect budgets from maintenance to new technology investments that provide greater strategic value, and our software products and services help clients achieve these objectives by reducing the total cost of support.

As of September 30, 2018, we employed approximately 1,090 professionals and supported over 1,730 active clients globally, including 81 Fortune 500 companies and 18 Fortune Global 100 companies across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity.

Our subscription-based revenue provides a strong foundation for, and visibility into, future period results. For the three months ended September 30, 2018 and 2017, we generated revenue of $62.6 million and $53.6 million, respectively, representing a quarter-over-quarter increase of 17%. We have a history of losses, and as of September 30, 2018, we had an accumulated deficit of $374.7 million. Approximately 64% and 69% of our revenue was generated in the United States for the three months ended September 30, 2018 and 2017, respectively. Approximately 36% and 31% of our revenue was generated in foreign jurisdictions for the three months ended September 30, 2018 and 2017, respectively.

CORPORATE INFORMATION

RSI was originally incorporated in the State of Nevada in September 2005. On October 10, 2017, GPIA, deregistered as an exempted company in the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”). Also on October 10, 2017, Let’s Go merged with and into RSI, with RSI surviving the first merger, with the surviving corporation then merging with and into GPIA, with GPIA surviving the second merger. On the effective date of the Domestication, each issued and outstanding ordinary share, par value $0.0001 per share, of GPIA prior to the Domestication converted automatically by operation of law, on a one-for-one basis, into shares of our common stock, par value $0.0001 per share, after the Domestication in Delaware. Immediately after consummation of the second merger, GPIA was renamed “Rimini Street, Inc.”

Our principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

EMERGING GROWTH COMPANY STATUS

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2020 (the last day of the fiscal year ending after the fifth anniversary of our initial public offering).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

As of November 1, 2018, we had issued and outstanding 63,580,470 shares of common stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our common stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, the participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on shares of our Series A Preferred Stock in accordance with the certificate of designations filed on July 19, 2018 (the “CoD”) and the liquidation preferences, if any, on any other outstanding series of preferred stock.

PREFERRED STOCK

Series A Preferred Stock

Pursuant to the CoD, we have designated up to 180,000 shares of preferred stock, par value $0.0001 per share, as Series A Convertible Preferred Stock. As of November 1, 2018, we had issued and outstanding 140,846 shares designated as Series A Convertible Preferred Stock that are currently convertible into 14,084,600 shares of our common stock, subject to issuance of PIK Dividends (as defined below). Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. There are no other series of shares of our preferred stock currently issued or outstanding. The rights and restrictions granted or imposed on the shares of the Series A Convertible Preferred Stock are described below.

Dividend Rights

Holders of shares of our Series A Preferred Stock are entitled to a cash dividend of 10% per annum (the “Cash Dividend”), payable quarterly in cash in arrears. In addition, holders of shares of our Series A Preferred Stock are entitled to a payment-in-kind dividend of 3% per annum (the “PIK Dividend”), which capitalizes to additional shares of Series A Preferred Stock on a quarterly basis. In the event the Series A Preferred Stock is not redeemed or converted to common stock prior to July 19, 2023, then all dividends accruing on such Series A Preferred Stock thereafter will be payable in cash as accrued at a rate of 13% per annum. The PIK Dividend and the Cash Dividend, as well as the dividends payable after July 19, 2023, together are referred to herein as the “Dividends.” No dividends can be declared or paid on securities ranking junior to the Series A Preferred Stock unless also paid (on a proportionate basis) to the holders of shares of our Series A Preferred Stock.

Voting Rights

Holders of shares of our Series A Preferred Stock are entitled to vote with the common stock on an as-converted basis on all matters submitted to a vote of stockholders, except as otherwise provided in the CoD or by applicable law. In addition to voting with the common stock, holders of shares of our Series A Preferred Stock then outstanding shall approve certain other matters as set forth in the CoD.

No Preemptive Rights

Our Series A Preferred Stock is not entitled to preemptive rights.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, holders of shares of our Series A Preferred Stock are entitled to a liquidation preference in the amount of the greater of (i) $1,000 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus accrued but unpaid Dividends (the “Liquidation Preference”), and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted such Series A Preferred Stock immediately prior to the date fixed for such liquidation, dissolution or winding-up; provided that if any liquidation, dissolution or winding-up occurs prior to July 19, 2021, then the holders of our Series A Preferred Stock are entitled to receive the greater of (i) the Liquidation Preference plus a make-whole premium that provides the holders with full yield maintenance as if the Series A Preferred Stock was held until July 19, 2021, and (ii) the per share amount of all cash, securities and other property to be distributed in respect of the common stock such holder would have been entitled to receive had it converted a number of shares of Series A Preferred Stock equal to the original issue price for all such Series A Preferred Stock and the make-whole premium described in the immediately preceding clause (i).

Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at a conversion price (the “Per Share Amount”) equal to the quotient of the Liquidation Preference and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that if the conversion is elected by the holder solely in connection with our optional redemption right on or before July 19, 2021, the number of shares into which the Series A Preferred Stock is convertible, will be equal to (i) 1.0938 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) plus (ii) the number of shares of Series A Preferred Stock equal to (A) the aggregate amount of Cash Dividends that would have been paid up to and including July 19, 2021 divided by (B) the Liquidation Preference, as of the date immediately prior to the date fixed for such conversion.

After July 19, 2021, we have the right to convert shares of Series A Preferred Stock into common stock, in the amount of shares of common stock as determined by the Per Share Amount, if our common stock volume weighted average of the closing prices for at least 30 trading days of the last 45 consecutive trading days prior to such conversion is greater than $11.50 per share (the “Mandatory Conversion”). A Mandatory Conversion may be done twice per calendar year upon the conditions set forth in this paragraph being met, and the number of shares that may be issued in any Mandatory Conversion will be limited to the number of shares of common stock that has publicly traded over the 60 consecutive trading days (less any other shares issued in a Mandatory Conversion during such time) prior to the Mandatory Conversion.

Notwithstanding the foregoing, in no event shall the conversion of all of the Series A Preferred Stock authorized in the CoD, in the aggregate, result in the issuance of more than 28.5 million shares of common stock of the Company (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization), and if no Cash Dividends were actually paid by us, the Series A Preferred Stock would be convertible into a maximum number of approximately 26.6 million shares of common stock through July 19, 2023. If Cash Dividends are paid fully in cash by us when due and all of the Series A Preferred Stock remains outstanding on July 19, 2023, the Series A Preferred Stock would be convertible into a maximum number of 16,260,000 shares of common stock.

Mandatory Redemption at Investor Election

The Series A Preferred Stock will become mandatorily redeemable (the “Mandatory Redemption”) at the election of the holders of a majority of the Series A Preferred Stock then outstanding on and after July 19, 2023 with 120 days’ notice to us (the “Mandatory Redemption Date”) at a redemption price per share equal to the sum of (i) the Liquidation Preference per share plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such share of Series A Preferred Stock from and including the immediately preceding dividend payment date to but excluding the Mandatory Redemption Date (the “Redemption Amount”). At our option, we will also be permitted to pay the Redemption Amount in common stock at a conversion price equal to the quotient of (i) the Redemption Amount, and (ii) our volume weighted average of the closing prices for the last 60 consecutive trading days prior to the date of redemption (the “Stock Redemption”). We may only effect the Stock Redemption (x) if applied to all holders of Series A Preferred Stock on a pro rata basis, and (y) into an aggregate amount not to exceed the number of shares of common stock that has publicly traded over the 60 consecutive trading days prior to the Mandatory Redemption Date, but in no event shall the number of shares of common stock issued in connection with a Stock Redemption for all of the authorized Series A Preferred Stock exceed a maximum amount of 28,500,000 minus the number of shares that have been issued upon any prior redemption or conversion of the Series A Preferred Stock. All excess will be paid in cash as set forth above. In the event the Redemption Amount is not paid as set forth above on the Mandatory Redemption Date, then such Redemption Amount shall be satisfied by the Convertible Notes, which Convertible Note shall have an aggregate principal amount to the unpaid Redemption Amount.

In addition, upon the occurrence of certain events as set forth in the CoD upon the reasonable determination of the holders of a majority of the shares of Series A Preferred Stock then outstanding (the date of written notice by such holders, the “MAE Redemption Date”), then the amount that would otherwise be payable if all then outstanding Series A Preferred Stock were immediately redeemed at the Redemption Amount shall be satisfied pursuant to the terms of the Convertible Notes, which notes shall have an aggregate principal amount effective on the MAE Redemption Date equal to the Redemption Amount.

Company Optional Redemption

Prior to July 19, 2021, on one or more occasions, we have the right (but not the obligation) to redeem the Series A Preferred Stock in an amount equal to the sum of three years of Dividends payable pursuant to the CoD minus the aggregate amount of Dividends actually paid and PIK Dividends accrued by the Company, plus the Liquidation Preference per share of Series A Preferred Stock. Any such redemptions (i) will be limited to an aggregate maximum of up to $80.0 million in aggregate during such three year period and (ii) (a) may only fund such redemption with proceeds received by us from (x) a common stock issuance, or (y) any award resulting from our pending legal proceedings, or (b) may make such redemptions using cash from operations provided that we have a minimum of $75.0 million of cash and cash equivalents of ours and our subsidiaries in the United States after giving effect to such redemption. After July 19, 2021, the we will have the right (but not the obligation) to redeem, in part or in whole, the Series A Preferred Stock at a per share price equal to the Redemption Amount. Any optional redemption shall be pro rata based on the number of shares of Series A Preferred Stock held by the Purchasers at the time of redemption. Holders of shares of our Series A Preferred Stock may exercise their conversion rights prior to any optional redemption.

Convertible Notes

In connection with the issuance of the Series A Preferred Stock, we delivered a Convertible Note to each holder of shares of our Series A Preferred Stock to collateralize amounts, if any, that may become payable by us pursuant to certain redemption provisions of the shares of Series A Preferred Stock. No principal amount or interest will be outstanding under the Convertible Notes until a redemption event of the Series A Preferred Stock, provided, in certain circumstances, that the Redemption Amount has not otherwise been paid by the Company. The economic terms of the Convertible Notes are substantively similar to those of the Series A Preferred Stock. See the section titled “PIPE Proposal—Promissory Notes” in our Proxy Statement on Schedule 14A, as filed with the SEC on June 25, 2018 for more information related to Convertible Notes.

Description of Undesignated Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

WARRANTS

Outstanding Warrants

As of the date of this prospectus, there are outstanding an aggregate of 18,127,924 warrants to acquire our common stock, including (i) 6,062,500 warrants held by GPIC, Ltd., a Bermuda company (the “Sponsor”) that were issued in a private placement in connection with GPIA’s initial public offering (the “Sponsor Private Placement Warrants”), (ii) 8,625,000 warrants that were originally issued by GPIA in its initial public offering (the “Public Warrants”), of which 52,100 are held by an affiliate of the Sponsor and (iii) 3,440,424 warrants held by the CB Agent Services LLC (the “Origination Agent Warrants”). Each of the units issued in GPIA’s initial public offering contained one-half of a warrant. Each warrant entitles the holder thereof to purchase one share of our common stock. The Sponsor Private Placement Warrants and the Public Warrants are each exercisable for one share of our common stock at $11.50 per share. The Origination Agent Warrants are each exercisable for one share of our common stock at $5.64 per share.

The Sponsor Private Placement Warrants are non-redeemable so long as they are held by their initial purchasers or their permitted transferees. If the Sponsor Private Placement Warrants are held by holders other than their initial purchasers or their permitted transferees, they will be redeemable by us and exercisable by the holders.

If a holder of Sponsor Private Placement Warrants elects to exercise them on a cashless basis, it would pay the exercise price by surrendering its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Description of Warrants

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue and not the warrants of the Company that are currently outstanding. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described under the heading “Where You Can Find Additional Information” in this prospectus, as well as the descriptions of any such warrants contained in an applicable prospectus supplement.

We may issue warrants to purchase common stock, preferred stock or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the common stock, preferred stock or other securities or rights, including rights to receive such securities;

•	payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable;

•	upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Each warrant that we may issue will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

UNITS

Each unit consists of one share of common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to certain adjustments. A warrantholder may exercise its warrants only for a whole number of the company’s shares. This means that only a whole warrant may be exercised at any given time by a warrantholder.

As of November 1, 2018, 4,667 units were still outstanding. Holders of units must elect to separate the underlying shares of our common stock and Public Warrants prior to exercising their Public Warrants. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, our transfer agent, directly and instruct them to do so.

REGISTRATION RIGHTS

Warrant Consent and Conversion Agreement

Pursuant to the Warrant Consent and Conversion Agreement, we agreed that we would use our best efforts to prepare and file with the SEC a registration statement for the registration, under the Securities Act, of the offer and sale of all shares of our common stock issued or issuable under the Origination Agent Warrants. Additionally, we agreed to use our best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Origination Agent Warrants and cooperate with and otherwise permit any holder of the Origination Agent Warrants, at any time and from time to time after effectiveness of such registration statement, to undertake sales of the securities covered thereby. If the holders of the Origination Agent Warrants notify us that they desire to effect sales of shares of common stock issuable upon exercise of the Origination Agent Warrants pursuant to such registration statement by means of an underwritten offering, we will cooperate to the extent reasonably requested by such holders in such underwritten offering in customary fashion. Unless and until all of the Origination Agent Warrants have been exercised and all the shares of common stock underlying the Origination Agent Warrants have been sold by the holders, we shall continue to be obligated to comply with these registration obligations.

2015 Registration Rights Agreement

Shares held by the Sponsor and GPIA’s former independent directors, the Sponsor Private Placement Warrants and the Public Warrants (and any shares of our common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants) are entitled to registration rights pursuant to a registration rights agreement entered into as of May 19, 2015, among GPIA, the Sponsor, GPIAC, LLC and the other parties thereto (the “2015 Registration Rights Agreement”). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The shares held by GPIA’s former independent directors are now eligible for sale under Rule 144 of the Securities Act.

2018 Registration Rights Agreement

The holders of our Series A Preferred Stock are entitled to registration rights pursuant to a registration rights agreement entered into as of July 19, 2018, among the Company and the investors parties thereto (the “2018 Registration Rights Agreement”). We are required to prepare and file a registration statement and use our commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act and to keep the registration statement continuously effective under the Securities Act, subject to certain limitations. In addition, the holders have certain “piggyback” registration rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

Pursuant to a warrant agreement entered into on May 19, 2015, between GPIA and Continental Stock Transfer & Trust Company, as warrant agent, (the “GPIA Warrant Agreement”) GPIA agreed to use its best efforts to file a registration statement with the SEC registering the Sponsor Private Placement Warrants and resales of shares of common stock issuable upon the exercise of the Sponsor Private Placement Warrants and the Public Warrants, in addition to certain other securities, as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination. GPIA agreed to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. If we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the warrant price and the “Fair Market Value” (as defined in the GPIA Warrant Agreement) by (y) the Fair Market Value.

Equity Commitment

In connection with the Sponsor’s equity commitment in connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed that the shares of common stock issued to the Sponsor upon the funding of its equity commitment would be deemed “Registrable Securities” under the Registration Rights Agreement.

Letter Agreement

In connection with the business combination, GPIA, the Sponsor and GPIAC, LLC agreed, pursuant to a letter agreement entered into on October 3, 2017, that our common stock issued to Cowen and Company, LLC (at a price of $10.00 per share) in settlement of certain fees owed to Cowen and Company, LLC would be included in this prospectus pursuant to the GPIA Warrant Agreement.

Investors’ Rights Agreement

Certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in RSI’s amended and restated investors’ rights agreement (the “IRA”) dated as of October 31, 2016. The registration rights set forth in the IRA expire upon the earlier of five years following the completion of an initial public offering of RSI, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares entitled to registration rights pursuant to Rule 144 of the Securities Act during any 90-day period.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “—Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Series A Preferred Stock. As discussed above under “—Preferred Stock,” certain holders of our Series A Preferred Stock and common stock, acting together, have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, our president or our secretary. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum. Our amended and restated bylaws provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” (in each case as defined below) for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

TRANSFER AND WARRANT AGENT AND REGISTRAR

The transfer and warrant agent for our common stock, preferred stock and warrants is Continental Stock Transfer & Trust Company, which is located at 1 State Street Plaza, 30th Floor, New York, New York 10004, e-mail: cstmail@continentalstock.com.

EXCHANGE LISTING

Our common stock is listed on Nasdaq under the symbol “RMNI.” Our publicly-traded warrants are quoted on the OTC Pink Current Information Marketplace (“OTC Pink”) under the symbol “RMNIW” and our units are quoted on the OTC Pink under the symbol “RMNIU”.

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock and warrants with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may sell the securities in any of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more purchasers;

•	through agents;

•	“at the market offerings” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We \ may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company and our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Rimini Street, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549, at prescribed rates. Please call 1-800-SEC-0330 for further information on the Public Reference Room. Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference.  We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 15, 2018, as amended;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018, for the quarter ended June 30, 2018, filed on August 9, 2018, and for the quarter ended September 30, 2018, filed on November 8, 2018;

•	Current Reports on Form 8-K filed with the SEC on January 9, 2018, January 16, 2018, January 24, 2018, March 6, 2018, June 8, 2018, June 18, 2018, June 25, 2018, July 12, 2018, July 19, 2018, August 15, 2018, August 23, 2018, September 13, 2018, September 27, 2018 and November 9, 2018 (in each case, except for information contained therein which is furnished rather than filed); and

•	the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 15, 2015, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Rimini Street, Inc.

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

telephone number (702) 839-9671

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.investors.riministreet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

            Shares
Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Roth Capital Partners

               , 2020